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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated January 28, 2008 accompanying the consolidated financial statements and schedules included in the Annual Report of Versant Corporation and subsidiaries on Form 10-K for the year ended October 31, 2007. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Versant Corporation on Form S-8 (File Nos. 333-29947, 333-80827, 333-43480, 333-58152, 333-67776, 333-87922, 333-107956, 333-113871, 333-125368, 333-130601 and 333-143278).

/s/ GRANT THORNTON LLP. San Francisco, CA January 28, 2008

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  EXHIBIT 23.01